Exhibit 10.1

CAYMAN ISLANDS GOVERNMENT

GRANT OF CONCESSION

Production and Supply of Potable Water under the Water (Production and

Supply) Act (2018 Revision)

THIS GRANT OF CONCESSION is made this [18 ] day of [Feb] 2025

BY:	THE CABINET OF THE CAYMAN ISLANDS, of Government Administration Building, 31 Elgin Avenue, George Town, Grand Cayman, Cayman Islands (the “Cabinet”).
AND ISSUED TO:

CAYMAN WATER COMPANY LIMITED, a Cayman Islands company whose registered office is situated at Fourth Floor, Windward Three, Regatta Business Park, West Bay Road, PO Box 1114, George Town, Grand Cayman, KY1-1102, Cayman Islands (the “Concessionaire”).

WHEREAS:

A.	The Concessionaire is possessed of the Existing Licence (as defined below) which was valid and in force immediately prior to the coming into force on of the Water Sector Regulation Act 2017;
C.

The Water (Production and Supply) Act (2018 Revision) changes the legal framework under which Concessions are granted by Cabinet and the Water Sector Regulation Act changes the legal framework under which the related licences which make the operational provisions of such concessions, such licences being issued by the Utility Regulation & Competition Office

D.	The Cabinet has determined to grant it a new concession under section 4 of the Water (Production and Supply) Act (2018 Revision), and hereby:

GRANTS this Concession to

CAYMAN WATER COMPANY LIMITED under the terms and conditions provided hereunder

TERMS AND CONDITIONS:

1.    DEFINITIONS

For the purposes of this Agreement:

(1)	“Best Endeavours” means taking all steps which a prudent, determined and reasonable company, acting in its own interests and desiring to achieve that result, would take.

(2)	“the Concession” means the right granted by the Cabinet to the Concessionaire to solely and exclusively operate and execute the Concession within the Concession Area with effect from the Effective Date.
(3)	“the Concession Area” means those parts of these Islands more particularly described in Schedule One to this Agreement and outlined in red on the plans in that Schedule.
(4)	“the Effective Date” means the date on which the Licence comes into effect;
(5)	“the Existing Licence” means the licence granted by the Governor of the Cayman Islands to the Concessionaire on 11th July 1990 under section 3 of the Water (Production and Supply) Act 1979 granting the Concessionaire the exclusive right to process seawater to potable water for sale and to distribute and sell water by means of pipes within the Concession Area as extended by the parties and which (subject to clause 5.1 hereof) expired on 31st January, 2018.
(6)	“the Licence” means the licence to be granted by the Office to the Concessionaire pursuant to Part III of the Water Sector Regulation Act (2019 Revision), and section 4(3) of the Water (Production and Supply) Act (2018 Revision).
(7)	“the Office” means the Utility Regulation and Competition Office established under Section 4 of the Utility Regulation and Competition Act (2021 Revision).
(8)	“Person” means any individual, firm, company or association or body of individuals, whether incorporated or not.
(9)	“the Royalty” means 7.5% of the gross income the Concessionaire obtains from the sale of water in the Concession Area, payable quarterly in arrears to the Cayman Islands Government.
(10)	Unless expressly defined in this Agreement, terms defined in the Water (Production and Supply) Act (2018 Revision) have the same meaning in this Agreement.
(11)	A reference to a statute or statutory provision is a reference to it as amended or reenacted. A reference to a statute or statutory provision includes all subordinate legislation made under that statute or statutory provision.

2.    GRANT OF CONCESSION

2.1.	The Concessionaire will from the Effective Date and subject to the payment of the Royalty and the terms and conditions of the Licence have for the Term the exclusive right to (i) produce water, and (ii) supply water in the Concession Area in the manner set out in the Licence, save and except that non-potable water may be self-supplied on the property on which it is produced by Persons other than the Concessionaire only in cases where the primary need for water on the property is for non-potable purposes.

2.2	The Concessionaire may not assign the grant of the Concession without obtaining the Cabinet’s prior written consent (such consent not to be unreasonably withheld or delayed).
2.3

The Concession shall be for a term coterminous with the Licence (“Term”), including any renewals thereof, save that the Cabinet may terminate the Concession with immediate effect if the Concessionaire:

(i)	fails to pay the Royalty within 30 days of it becoming due;
(ii)	breaches any terms hereof; or
(iii)	the Licence is revoked by the Office and all avenues of appeal under the Water Sector Regulation Act (2019 Revision) against such revocation are exhausted or forfeited.

3.    CORPORATE STRUCTURE

3.1	The Concessionaire is incorporated in the Cayman Islands as a single purpose private company in accordance with the Companies Act (2022 Revision) with the sole purpose of undertaking the Concession.
3.2	The Concessionaire’s head office and main place of business shall for the term of the Concession be within the Island of Grand Cayman.

4.     SHAREHOLDING

4.1

The initial members constituting the Concessionaire and their respective shareholding are set out in Schedule Two hereto along with a chart of shareholdings, Corporate structure, and all ultimate beneficial owners for Anti-Money Laundering and Terrorist funding prevention compliance duties.

4.2

The Concessionaire shall not issue shares, and a Person owning or having an interest in shares in the Concessionaire shall not transfer, otherwise dispose of or deal in those shares or that interest where the issuance, transfer, disposal or dealing would thereby result in a total shareholding or total voting rights, by the Persons acquiring the shares or voting rights by the issuance, transfer, disposal or dealing, of more than ten percent of the issued share capital or total voting rights of the Concessionaire, without the prior written consent of the Office.

5.    CONCESSION TO BE GRANTED UPON SURRENDER OF EXISTING LICENCE

5.1	The Existing Licence is deemed to have been extended by agreement between the parties until the Effective Date.
5.2

The Concessionaire waives any and all rights it may have prior to the date of this Grant of Concession to increase charges to its customers, save that any increases made since the expiry of the Existing Licence and prior to the date of this Grant of Concession shall remain in effect.

5.3	On the Effective Date the Existing Licence shall expire and terminate, and the Concession and the Licence issued by the Office shall become effective.

6.    EXEMPTION FROM OTHER LICENCES

The Concessionaire is deemed to be the holder of a franchise for the purpose of section 4(1)(d) of the Local Companies (Control) Act (2025 Revision), and is exempt from obtaining a trade and business licence under the Trade and Business Licensing Act (2021 Revision).

7.    NO EXCHANGE CONTROL

Subject to clauses 2, 3 and 4 above, the Concessionaire shall not be subject to any indirect or direct exchange controls or other restrictions or controls relating to the transfer to others (whether overseas or otherwise) of the Concessionaire’s shareholdings, investments and profits.

8.    EMPLOYMENT OF STAFF

The Company shall use its Best Endeavours to employ Caymanians [as defined in the Immigration (Transition) Act (2022 Revision)] in various categories of employment in its operations.

9.    BUYER OF LAST RESORT

Where the provisions of Section 8(8) to 8(11) of the Water Sector Regulation Act (2019 Revision) apply and the parties are unable by using reasonable efforts to find a buyer for the assets to be compulsorily divested by the Concessionaire at the average valuation of the valuation panel [as described in subsection (9) of the said Section], then the Government of the Cayman Islands shall purchase those assets at that average valuation.

10.  NOTICES

Notices may be given hereunder by either party to the other party by registered mail, hand delivery or courier and addressed as set out below, and shall be deemed to have been received in the case of registered mail three days after being receipted at a Post Office, in the case of courier on the business day in the Cayman Islands after dispatch and in the case of hand delivery when delivered, or if the day of delivery is not a business day in the Cayman Islands or the time of delivery is after 5pm on a business day, on the next following business day.

The Cabinet

Ministry of Planning, Agriculture, Housing & Infrastructure

The Chief Officer

Government Administration Building

George Town, Grand Cayman

Tel: (345)-949-7900

The Concessionaire

Cayman Water Company Limited

Fourth Floor, Windward Three, Regatta Business Park,

West Bay Road, PO Box 1114

George Town, Grand Cayman, KYI-1102

Cayman Islands

Tel: (345)-945-4277

11.  APPLICABLE LAW AND FORUM

This Grant of Concession and any licences, or other instruments to be issued made or promulgated in accordance with this Grant of Concession shall be governed, construed, performed and enforced in accordance with the laws of the Cayman Islands.

SCHEDULE ONE

Concession Area

IN WITNESS WHEREOF this Agreement has been entered into the date first written above.

EXECUTED as a Deed for and on behalf of		)
the Cabinet of the Cayman Islands:		)
)
)
/s/ Miguel Jacques		)	By:	/s/ Johany S. Ebanks

Witness		)	Name:	Johany S. Ebanks
Name:	Miguel Jacques	)
Address:		)	Office: Minister of Planning, Agriculture,
		)	Housing, Infrastructure, Transport &
Occupation:	Sr. Policy Advisor	)	Development
)

EXECUTED as a Deed by Cayman Water		)
Company Limited in the presence of:		)
)
)
/s/ Raymond Whittaker		)	By:	/s/ Frederick McTaggart

Witness		)	Name:	Frederick McTaggart
Name:	Raymond Whittaker	)
Address:		)	Office:	President and Director
	Grand Cayman	)
Occupation:	Businessman	)
)

SCHEDULE TWO

Concessionaire’s Shareholding

NAME	ADDRESS	CERTIFICATE NO.	ISSUED SHARES
Consolidated Water Co. Ltd.	P.O. Box 1114 George Town Grand Cayman KY1-1102	1	3